EXHIBIT 32
CERTIFICATIONS FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Richard P. Nespola, Chairman and Chief Executive Officer of The Management Network Group, Inc., (the “Company”), certify that:
1. The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended October 2, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 16, 2010

By:	/s/ Richard P. Nespola
Chairman and Chief Executive Officer

I, Donald E. Klumb, Chief Financial Officer and Treasurer of The Management Network Group, Inc., (the “Company”), certify that:
1. The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended October 2, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 16, 2010

By:	/s/ Donald E. Klumb
Chief Financial Officer and Treasurer